ACCOUNTS RECEIVABLE PURCHASING AGREEMENT

THIS ACCOUNTS RECEIVABLE PURCHASING AGREEMENT (“ARPA”) is made this the 17th day of February, 2011 (“Effective Date”), by and between Probe Manufacturing, Inc. (the “Seller”), a Nevada Company, and DSCH CAPITAL PARTNERS, LLC DBA FAR WEST CAPITAL (the "Purchaser"), on the following terms and conditions:

1.

Definitions.  The following terms used herein shall have the following meaning.  All capitalized terms not herein defined shall have the meaning set forth in the UCC:

1.1

“Account” – as applicable to Purchased Accounts means any right of the Seller to payment as a result of the Seller’s sale of goods and/or the full, complete and unconditional performance of services, and the proceeds thereof as well as all security interests and guaranties therefore, whether now existing or hereafter created; as to Collateral, the term Account shall be as defined by the UCC.

1.2

“Account Debtor” – means the party or parties obligated to pay an Account.

1.3

“Additional Discount” –    0% of the original Face Amount of each Purchased Account for each 10 day period or portion thereof that any portion of a Purchased Account is owed to Purchaser.

1.4

“Affiliated” - means, with respect to a given person, any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with, the given person.

1.5

“Audit Fee”- $850.00 per day (onsite & write-up) plus expenses, each 365 days.

1.6

“Avoidance Claim” - any claim that any payment received by Purchaser from or for the account of an Account Debtor is avoidable under the Bankruptcy Code or any other debtor relief statute.

1.7

“Clearance Days”  - (5) Days

1.8

“Client Reference Manual”  - the Purchaser’s Manual of policies, procedures, rules, and regulations, as such may exist presently, and as may be revised and/or amended from time to time at the Purchaser’s discretion.

1.9

“Closed” - a Purchased Account is closed upon the first to occur of (i) receipt of full payment by Purchaser or (ii) the unpaid Face Amount has been charged to the Reserve Account by Purchaser pursuant to the terms hereof.

1.10

“Collateral” - all now owned and hereafter acquired personal property and fixtures, and proceeds thereof (including proceeds of proceeds), including without limitation  Accounts, Chattel Paper, Inventory, Equipment, Instruments (including

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Promissory Notes) Investment Property, Documents, General Intangibles and that portion of the Reserve Account payable to Seller.

1.11

“Cost of Funds Fee” – an amount equal to the daily balance of Net Funds Employed multiplied by an annual rate, based on a 360 day year, of the Wall Street Journal Prime Lending Rate plus   4.75% , to accrue daily and be payable monthly.  Such Cost of Funds Fee shall not accrue at an annual rate lower than   7.00%  if in the event Wall Street Journal Prime were to fall below   3.25%  at any given time.

1.12

“Delay Discount” - .10959% per day.

1.13

“Discount” - the Discount Percent multiplied by the original Face Amount of   each Purchased Account; provided, however, under no circumstances shall the Discount for any individual Purchased Account be less than $   N/A    .

1.14

 “Discount Percent” –    1.00% of the Gross of the original Face Value of all Purchased Account for the first 30 days from the date of invoice.

1.15

"Early Termination Period" - is any period in which a termination of this Agreement is caused by Seller and does not constitute a timely and effective termination by Seller pursuant to Sections16.1 and 16.2.  For the purpose of this section, Purchaser may treat receipt of a request for a termination, assignment of DSCH Capital Partners, LLC dba Far West Capital's security or ownership interests in the Collateral or any request evidencing Seller’s interest in terminating this Agreement within an Early Termination Period as a termination.

1.16

“Eligible Account” - an Account which is acceptable for purchase as determined by Purchaser in the exercise of its sole judgment and determination.

1.17

“Events of Default” - See Section, 13.1.

1.18

“Face Amount” - the face amount due on an Account at the time of Purchase.

1.19

“Invoice” - the document that evidences or is intended to evidence an Account.  Where the context so requires, reference to an Invoice shall be deemed to refer to the Account to which it relates.

1.20

“Invoice Date” - the date the invoice representing the Purchase Account is first transmitted to the Account Debtor.

1.21

“Invoice Delivery Schedule”  - a form entitled Invoice Delivery Schedule and Bill of Sale supplied by Purchaser from time to time wherein Seller lists such of its Accounts as it requests that Purchaser purchase under the terms of this ARPA, and transfers such Accounts to Purchaser, subject only to Seller’s acceptance thereof.

1.22

“Late Payment Date” - the date which is ninety (90) days from the Invoice date.

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1.23

“Maximum Amount”  - $750,000.00

1.24

“Misdirected Payment Fee” - fifteen percent (15%) of the amount of any payment on account of a Purchased Account which has been received by Seller and not delivered in kind to Purchaser on the next business day following the date of receipt by Seller.

1.25

“Missing Notation Fee” – 15% of the Face Amount.

1.26

“Net Funds Employed” – the amount equal to the total of: a) the Purchase Price of Purchased Accounts less the amount of the Reserve Account, b) the amount of the Reserve Shortfall, c) any unpaid fees due from Seller under this ARPA, and d) any unpaid reimbursable expenses due from Seller under this ARPA.

1.27

“Notation” or “Notification” – either the legend on the face of Invoices which reads, “This Account has been sold and assigned and is payable directly and exclusively to DSCH CAPITAL PARTNERS, LLC DBA FAR WEST CAPITAL, at P.O. BOX 30317, AUSTIN, TEXAS 78755 to whom notice of any claim or dispute must be advised, either in writing or by telephone 512-527-1100” or such other form of writing as may be issued or required by Purchaser.

1.28

“Obligations” - all present and future obligations owing by Seller to Purchaser whether or not for the payment of money or evidenced by any note or other instrument, direct or indirect, absolute or contingent, due or to become due, joint or several, primary or secondary, liquidated or unliquidated, secured or unsecured, original or renewed or extended, arising before, during or after the commencement of any Bankruptcy Case in which Seller is a Debtor, including, but not limited to, any obligations arising pursuant to letters of credit or acceptance transactions or any other financial accommodations.

1.29

“Origination Fee” –     1.5%

1.30

“Purchase Date” - the date on which Seller has been advised in writing that Purchaser has agreed to purchase an Account or as provided in section 2.1.4.1

1.31

“Purchase Price” - the Face Amount less the Discount.

1.32

“Purchased Accounts” - Accounts purchased hereunder which have not been repurchased.

1.33

“Repurchased” - an Account has been repurchased when Seller has paid to Purchaser the then unpaid Face Amount.

1.34

“Required Reserve Amount” - the Reserve Percentage multiplied by the unpaid balance of Purchased Accounts.

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1.35

 “Reserve Account” - an account representing an unpaid portion of the Purchase Price, maintained by Purchaser to secure Seller’s Obligations in the event that Seller's performance of the provisions hereof are not satisfied.

1.36

“Reserve Percentage” -   20%.

1.37

“Reserve Shortfall” - the amount by which the Reserve Account is less than the Required Reserve Amount.

1.38

“Termination Date”- the earlier of (i) one year from the date hereof, or (ii) the date on which Purchaser elects to terminate this ARPA pursuant to the terms herein.

1.39

“UCC” – means the Uniform Commercial Code in effect from time to time in the State of Texas.

2.

Sale; Purchase Price; Billing; Reserve.

2.1

Assignment and Sale.

2.1.1

Seller shall sell to Purchaser as absolute owner, with full recourse, such of Seller's Accounts as are listed from time to time on Invoice Delivery Schedules.

2.1.2

Each Invoice Delivery Schedule shall be accompanied by such documentation supporting and evidencing the Accounts as Purchaser shall from time to time request.

2.1.3

Purchaser may purchase from Seller such Accounts as Purchaser determines to be Eligible Accounts, so long as the unpaid balance of Purchased Accounts does not exceed, before and after such purchase, the Maximum Amount.  Notwithstanding, in the event Purchaser purchases Accounts in excess of the Maximum Amount, all of Purchaser’s rights and Seller’s duties under this ARPA shall apply.

2.1.4

Purchaser shall pay the Purchase Price, less any amounts due to Purchaser from Seller, including, without limitation, any amounts due under Section 2.3.1 hereof, of any Purchased Account, to any demand Deposit Account maintained by Seller, or represented by an employee of Seller to be maintained by Seller, within two (2) business days of the Purchase Date, whereupon the Accounts shall be deemed purchased hereunder.

2.1.5

Seller shall present Accounts for purchase in accordance with Section 2 of this ARPA no less than once every week.

2.2

Billing.  Purchaser may send a monthly statement to all Account Debtors itemizing their account activity during any preceding billing period; however, Purchaser

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is under no obligation to do so.  All Account Debtors will be instructed that all Accounts have been sold and assigned to Purchaser and to make payments to Purchaser.

2.3

Reserve Account.

2.3.1

Seller shall pay to Purchaser on demand the amount of any Reserve Shortfall.

2.3.2

Purchaser shall pay to Seller on a monthly basis, or weekly basis if requested by Seller in each instance, subject to any of Purchaser’s rights in the Reserve Account, any amount by which collected funds in the Reserve Account are greater than the Required Reserve Amount; provided, that Seller shall not be entitled to make such demand more than twice in any one (1) month.

2.3.3

Purchaser may charge the Reserve Account with any Obligation, including any amounts due from Seller to Purchaser hereunder.

2.3.4

Purchaser may pay any amounts due Seller hereunder by a credit to the Reserve Account.

2.3.5

Upon termination of this ARPA, Purchaser may retain the Reserve Account for ninety days thereafter to be applied to payment of any Obligations whether known or unknown to Purchaser at the time of termination.

3.

Authorization for Purchases.   Subject to the terms and conditions of this ARPA, Purchaser is authorized to purchase Accounts upon telephonic, facsimile or other instructions received from anyone purporting to be an officer, employee or representative of Seller.

4.

Fees and Expenses.  Seller shall pay to Purchaser:

4.1

Origination Fee.  The Origination Fee, which may be deducted from the Purchase Price payable by Purchaser on those Accounts identified in the first Invoice Delivery Schedule.  To the extent that said Purchase Price is less than the Origination Fee, the unpaid balance shall be due thirty days from the date hereof.

4.2

Additional Discount.  The Additional Discount, computed with respect to a Purchased Account for each ten (10) day period or portion thereof during which any portion of a Purchased Account remains unpaid, the first ten (10) day period commencing thirty (30) days from the Invoice Date and continuing to the date on which such Purchased Account has been Closed.

4.3

Discount.  The Discount, computed with respect to a Purchased Account for each thirty (30) day period or portion thereof during which any portion of a Purchased Account remains unpaid for the first thirty (30) day period commencing the

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Invoice Date and continuing to the date on which such Purchased Account has been Closed.

4.4

Missing Notation Fee.  The Missing Notation Fee on any Invoice that is sent by Seller to an Account Debtor which does not contain the notice set forth in Section 1.27 hereof.

4.5

Misdirected Payment Fee.  Any Misdirected Payment Fee immediately upon its accrual.

4.5

Delay Discount.  The Delay Discount, on demand, on:

4.5.1

All past due amounts due from Seller to Purchaser hereunder; and

4.5.2

The amount of any Reserve Shortfall.

4.6

Out-of-pocket Expenses.  The out-of-pocket expenses directly incurred by Purchaser in the administration of this ARPA such as wire transfer fees, postage and Audit Fees.  Seller shall not be required to pay for more than four audits per twelve-month period unless the cause of an audit is due to Seller committing an Event of Default in which event the per diem rate of such Audit Fees may increase.

4.7

Cost of Fund Fee.  The Cost of Funds Fee, which shall accrue daily and be payable monthly.

5.

Repurchase Of Accounts.

5.1

Requirement to Repurchase.  Purchaser may require that Seller repurchase, by payment of the then unpaid Face Amount thereof, together with any unpaid fees relating to the Purchased Account on demand, or, at Purchaser's option, by Purchaser's charge to the Reserve Account:

5.1.1

Any Purchased Account, the payment of which has been disputed by the Account Debtor obligated thereon, Purchaser being under no obligation to determine the bona fides of such dispute;

5.1.2

Any Purchased Account for with Seller has breached a covenant under Section 11 or representation or warranty under section 12 hereunder;

5.1.3

All Purchased Accounts upon the occurrence of an Event of Default, or upon the termination date of this ARPA; and

5.1.4

Any Purchased Account which remains unpaid beyond the Late Payment Date.

5.2

Security Interest in Repurchased Accounts.  All such Accounts repurchased by the Seller shall continue to serve as Collateral.

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6.

Security Interest.  As Seller’s assets securing the Obligations, Seller grants to Purchaser a continuing first priority security interest in and lien upon the Collateral.  Notwithstanding the granting to Purchaser of a security interest, the relationship of the parties as to the Purchased Accounts shall be that of Purchaser and Seller of accounts, and not that of lender and borrower.

7.

Indemnification Agreement. As further security of this ARPA, certain parties have provided a validity guarantee with certain representations and warranties with respect to the debtor’s financial statements, borrowing base calculation, accounts, inventory and title to collateral as evidenced by Indemnification Agreement executed contemporaneously herewith.

8.

Clearance Days.  For all purposes under this ARPA, Clearance Days will be added to the date on which any payment is received by Purchaser.

9.

Authorization to Purchaser.

9.1

Rights Relating to Collateral.  Seller hereby irrevocably authorizes Purchaser, at Seller's expense, at any time, and from time to time, in the Purchaser’s sole discretion, to exercise at any time any of the following powers until all of the Obligations have been paid in full: (a) receive, take, endorse, assign, deliver, accept and deposit, in the name of Purchaser or Seller, any and all cash, checks, commercial paper, drafts, remittances and other instruments and documents relating to the Collateral or the proceeds thereof, (b) take or bring, in the name of Purchaser or Seller, all steps, actions, suits or proceedings deemed by Purchaser necessary or desirable to effect collection of or other realization upon the accounts and other Collateral, (c) after an Event of Default, change the address for delivery of mail to Seller and to receive and open mail addressed to Seller and to the extent mail appears to be unrelated to Purchaser’s interests, make such mail available to Seller for pick-up or otherwise transfer such mail to Seller which duty to transfer such mail shall commence thirty (30) days after Purchaser first receives physical possession of Seller’s mail, (d) after an Event of Default, extend the time of payment of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all accounts or other Collateral which includes a monetary obligation and discharge or release any Account Debtor or other obligor (including filing of any public record releasing any lien granted to Seller by such account debtor), without affecting any of the Obligations, (e) pay any sums necessary to discharge any lien or encumbrance which is senior to Purchaser's security interest in the Collateral, which sums shall be included as Obligations hereunder, and in connection with which sums the Delay Discount shall accrue and shall be due and payable, (f) file in the name of Seller or Purchaser or both, (1) mechanics lien or related notices or (2) claims under any payment bond, in connection with goods or services sold by Seller in connection with the improvement of realty, and (g) notify any Account Debtor obligated with respect to any Account, that the underlying Account has been assigned to Purchaser by Seller and that payment thereof is to be made to the order of and directly and solely to Purchaser, and (h) communicate directly with Seller’s

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Account Debtors to verify the amount and validity of any Account created by Seller.

9.2

Financing Statements.  The Seller irrevocably authorizes the Purchaser at any time and from time to time to file any initial financing statements and amendments thereto that Purchaser deems necessary as a result of this ARPA, including those that:

9.2.1

indicate the Collateral as “all assets” of the Seller or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC, or as being of an equal or lesser scope or with greater detail;

9.2.2

contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Seller is an organization, the type of organization, the state of organization and any organization identification number issued to the Seller and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates; and

9.2.3

contain a notification that the Seller has granted a negative pledge to the Purchaser, and that any subsequent lien or may be tortiously interfering with Purchaser’s rights;

9.2.4

advises third parties that any contact with Seller’s Account Debtors may be tortiously interfering with Purchaser’s collection rights.

9.3

Release.  Seller hereby releases and discharges Purchaser, its officers, employees and designees, from any liability arising from any acts under this ARPA or in furtherance thereof whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact, except for intentional willful misconduct.  In no event will Purchaser have any liability to Seller for lost profits or other special or consequential damages.  Without limiting the generality of the foregoing, Seller releases Purchaser from any claims which Seller may now or hereafter have arising out of Purchaser's endorsement and deposit of checks issued by Seller's customers stating that they were in full payment of an account, but issued for less than the full amount which may have been owed on the account.  Further, the Purchaser shall have no liability to the Seller for any mistake in its dealings with any Account Debtors or in the application of any payment received by it with respect to any Account except to the extent of the amount of the misapplication unless based on intentional willful misconduct.

9.4

Authorization to Deposit.  Seller authorizes Purchaser to accept, indorse and deposit on behalf of Seller any checks tendered by an Account Debtor "in full payment" of its obligation to Seller.  Seller shall not assert against Purchaser any

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claim arising therefrom, irrespective of whether such action by Purchaser effects an accord and satisfaction of Seller's claims, under §3-311 of the UCC, or otherwise.

9.5

Offset Rights.  The Purchaser shall have the right to offset from amounts received by Purchaser any amounts that the Purchaser believes that the Seller owes the Purchaser.  However, as to any Account proceeds that do not represent Purchased Accounts, and so long as Seller is not in default, Purchaser shall be deemed to have received any such proceeds of Accounts as a pure pass-through for and on account of Seller.

10.

ACH Authorization.  In order to satisfy any of the Obligations, Purchaser is hereby authorized by Seller to initiate electronic debit or credit entries through the ACH system to any deposit account maintained by Seller wherever located.  Seller warrants and represents that under no circumstances will it reverse, void, or otherwise render invalid any electronic debit or credit initiated by Purchaser under this Section 10.

11.

Covenants By Seller.

11.1

With Respect to Accounts.  Seller shall not, without the prior written consent of Purchaser in each instance, (a) grant any extension of time for payment of any of the Accounts and/or other Collateral, (b) compromise or settle any of the Accounts and/or other Collateral for less than the full amount thereof, (c) release in whole or in part any Account Debtor, or (d) grant any credits, discounts, allowances, deductions, return authorizations or the like with respect to any of the Accounts and/or other Collateral.

11.2

Access.  From time to time as requested by Purchaser, at the sole expense of Seller, Purchaser or its designee shall have access, during reasonable business hours if prior to an Event of Default and at any time if on or after an Event of Default, to Seller’s primary business premises as well as all other premises where Collateral is located for the purposes of inspecting (and removing, if after the occurrence of an Event of Default) any of the Collateral, including Seller's books and records, and Seller shall permit Purchaser or its designee to make copies of such books and records or extracts therefrom as Purchaser may request.  Without expense to Purchaser, Purchaser may use any of Seller's personnel, equipment, including computer equipment, programs, printed output and computer readable media, supplies and premises for the collection of accounts and realization on other Collateral as Purchaser, in its sole discretion, deems appropriate.  Seller hereby irrevocably authorizes and shall direct each current or later engaged accountant and third party to disclose and deliver to Purchaser at Seller's expense all financial information, books and records, work papers, management reports and other information in their possession relating to Seller.

11.3

Notice of Assignment.  Before sending any Invoice to an Account Debtor, Seller shall mark same with a Notation as may be required by Purchaser.

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11.4

Taxes.  Seller shall pay when due all payroll and other taxes, and shall provide proof thereof to Purchaser in such form as Purchaser shall reasonably require.  Seller will notify Purchaser in writing immediately upon imposition or assessment of any lien, levy, tax lien, assessment or similar action against Seller or any of Seller’s assets.

11.5

No Creation by Seller of Other Liens.  Except for liens in favor of Purchaser, Seller shall not create, incur, assume or permit to exist any security interest, lien or encumbrance upon or with respect to any Account and/or other Collateral now owned or hereafter acquired by Seller.  In addition, Seller will not, without prior written notice and consent of Purchaser, sell, assign or factor its Accounts other than to Purchaser until all Obligations due Purchaser have been fully satisfied and Purchaser has filed a UCC termination statement.

11.6

Insurance.  Seller shall maintain insurance on all insurable property owned or leased by Seller in the manner, to the extent and against at least such risks (in any event, including but not limited to fire and business interruption insurance) as usually maintained by owners of similar businesses and properties in similar geographic areas.  All such insurance shall be in amounts and form and with insurance companies acceptable to Purchaser in its sole discretion, and shall reflect the Purchaser as the loss payee; and that the Purchaser shall be listed in the policy as an additional insured entitled to receive notices.  Seller shall furnish to Purchaser: (a) upon written request, any and all information concerning such insurance carried; (b) as requested by Purchaser, loss payable endorsements (or their equivalent) in favor of Purchaser.  All policies of insurance shall provide for not less than thirty (30) day’s prior written cancellation notice to Purchaser.

11.7

Payments Received by Seller.  Notwithstanding that Seller has agreed to pay the Misdirected Payment Fee, if the Seller shall receive any payments with respect to any Accounts sold to the Purchaser, then the Seller shall hold such payments in trust for the benefit of the Purchaser, and shall turn over the check in kind, or if payment was made electronically, the funds, within one (1) business day following the date of receipt by Seller of the payment on account of a Purchased Account.  Seller shall make its best efforts to insure that each Account Debtor shall receive and comply with any Notation or Notification and make payment to Purchaser in accordance therewith, whether indebted on a Purchased Account or a non-Purchased Account.

11.8

Additional Access and Notification.  Seller covenants and agrees to (i) permit the Purchaser access to all books and records of the Seller during normal business hours; (ii) notify the Purchaser in writing immediately upon imposition or assessment of any lien, levy, tax lien, assessment or similar action against the Seller or any of the Seller's assets; (iii) furnish the Purchaser, upon request, any and all papers, documents, or records of whatever nature related directly or indirectly to any Accounts;

11.9

Negative Covenants.  Seller agrees that:

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11.9.1.

it will not, without prior written consent by the Purchaser, (a) use any trade name other than that set out at the beginning of the ARPA, (b) change its name or use an assumed name; (c) change its jurisdiction of organization (d) merge or consolidate with any other corporation or entity; (e) dissolve or cease its operations as they are now conducted, or (f) take any action that would cause or induce any Account Debtor on any Account to fail to pay the Account in a timely manner;

11.9.2

it will not make any payments to its shareholders or other investors other than (i) the reimbursement of ordinary and necessary business expenses incurred by any shareholder or other investors on behalf of Seller and salaries at the annual rate as of the date hereof;

11.9.3

it shall not declare any dividends, or purchase, redeem, retire or otherwise acquire any of its capital stock or make any distribution of its assets to any of its shareholders or other investors;

11.10

Returned Merchandise Held in Trust.  Seller covenants and agrees that in the event any Goods sold giving rise to a Purchased Account shall be returned to or repossessed by the Seller, such Goods shall be held by the Seller in trust for the Purchaser, separate and apart from the Seller's own property, and subject to the Purchaser's directions and control;

11.11

Covenants With Respect to Returned Goods.  With respect to any returned or repossessed Goods, the Seller at its sole cost and expense, shall (a) provide proper storage therefor, (b) maintain adequate insurance coverage thereon, (c) prepare the same for sale, (d) defend title thereto, (e) take all other actions necessary for the protection thereof, (f) pay freight and related shipping costs, (g) be responsible for any other costs or expenses incurred in connection with the foregoing, including attorneys fees, and (h) immediately notify Purchaser of any authorization Seller provides for the return of Goods;

11.12

Collection Efforts.  Seller acknowledges that the Purchaser itself does not intend to make collection efforts, enforce collection rights, or exercise any other duties or diligence in connection therewith, except where Purchaser elects to do so in order to protect its position.  Purchaser shall at all times retain the sole and exclusive discretion as to whether or to who, Purchaser may assign the Accounts, the Collateral or any other of its rights to another party, all of the Purchaser's rights and interests hereunder being fully assignable and transferable;

11.13

Notification of Account Debtors.  Seller understands that the Purchaser may notify an Account Debtor to make payment to the Purchaser, and in advance waives any rights and claims which it may hereafter have, or hereafter claim to have, based in any way upon such contacts with and/or notifications to such account debtors, including but not limited to claims for disparagement, interference with business relationships, or any other form of damage to the Seller or its business(es);

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11.14

Information Requirements.  Seller shall provide the following to Purchaser:

11.14.1

Within fifteen (15) days of the close of each fiscal quarter:

11.14.1.1

Unaudited management prepared balance sheet, income statement;

11.14.1.2

Detailed accounts receivable aging;

11.14.1.3

Detailed accounts payable aging;

11.14.2

Copy of Texas Sales Tax Return, as filed with the appropriate taxing authority, with proof that the payment has been made.

11.14.3

On an annual basis within ten days of the date on which the following is required to be filed, copies of:

11.14.3.1

All federal, state and county income or franchise tax returns or reports;

11.14.3.2

All federal and state payroll tax returns; and

11.14.3.3

Personal financial and cash flow statement on all personal guarantors of ARPA.

11.15

Avoidance Claims.  Seller shall (i) indemnify Purchaser from any loss arising out of the assertion of any Avoidance Claim, and shall pay to Purchaser on demand the amount thereof; (ii) notify Purchaser within two business days of it becoming aware of the assertion of an Avoidance Claim.  This provision shall survive termination of this ARPA.

11.16

Client Reference Manual.

  Seller covenants and agrees to comply with the Purchaser’s Client Reference Manual, as such may exist presently, and as may be revised and/or amended from time to time at the Purchaser’s discretion, upon notice to Seller.

11.17

Taxpayer Information.  Seller shall fully complete and execute, as taxpayer, prior to or immediately upon the execution of this Agreement, a form 8821 (Rev. April 2004) and/or form 4506 (Rev. October 2008) or form 4506-T (Rev. January 2008) issued by the Department of the Treasury, Internal Revenue Service or such other forms as may be requested by Purchaser, irrevocably authorizing Purchaser to, among other things, inspect or receive tax information relating to any type of tax, tax form, years or periods or otherwise desired by Purchaser on an ongoing basis.

12.

Representations and Warranties.  Seller represents and warrants that:

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12.1

Authority.  It is fully authorized to enter into this ARPA and to perform hereunder;

12.2

Binding Nature.  This ARPA constitutes its legal, valid and binding obligation;

12.3

Solvent and Good Standing.  Seller is solvent and in good standing in the State of its organization; and

12.4

Nature of Accounts.  The Purchased Accounts are and will remain:

12.4.1

bona fide existing obligations created by the unconditional sale and delivery of goods or the complete, full and unconditional rendition of services in the ordinary course of Seller’s business;

12.4.2

unconditionally owed and will be paid to Purchaser without defenses, including, but not limited to, any disputes, offsets, counterclaims, or rights of return or cancellation, regardless of the bona fides of any such defenses;

12.4.3

sales not made to any entity that is Affiliated with Seller or in any way not an “arms length” transaction;

12.5

No Notice of Bankruptcy.  Purchaser has not received notice of actual or imminent bankruptcy, insolvency, or material impairment of the financial condition of any applicable Account Debtor regarding Purchased Accounts;

12.6

Restriction on Accounts.  Seller will not assign to the Purchaser any Accounts (i) that have been fully or partially paid, satisfied, or discharged or (ii) to which any defenses have been asserted, which are in dispute, or for which the goods or services have not been delivered or performed;

12.7

Account Purchase Transaction.  Seller understands and agrees that none of the payments contemplated by the ARPA shall constitute a transaction for the use, forbearance, or detention of money; and that all transactions contemplated hereby are account purchase transactions, as defined in the Texas Finance Code, Section 306.001;

12.8

Consulting with Attorney.  Seller has consulted with an attorney of Seller’s choice with respect to this ARPA and the transactions contemplated herein (or in the alternative, Seller acknowledges that Purchaser has recommended that Seller consult with an attorney and Seller has knowingly elected not to do so), and has relied solely on the advice of such attorney and/or on the Seller’s own judgment in deciding to enter into this ARPA;

12.9

Waiver of Consumer Rights--In connection with this ARPA, Seller waives Seller's rights, if any, under the Deceptive Trade Practices-Consumer Protection Act, Texas Business and Commerce Code Section 17.41 et seq., a

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law that gives consumers special rights and protections.  After consultation with an attorney of Seller's own selection, Seller voluntarily consents to this waiver.

13.

Default.

13.1

Events of Default.  The occurrence of any one (1) or more of the following events will constitute an Event of Default hereunder: (a) Seller defaults in the payment of any Obligations or in the performance of any provision hereof or of any other agreement now or hereafter entered into with Purchaser, or any warranty or representation contained herein proves to be false in any way, howsoever minor, (b) any guarantor of the Obligations becomes subject to any debtor-relief proceedings, fails to perform or observe any of such guarantor's obligations to Purchaser or shall notify Purchaser of its intention to rescind, modify, terminate or revoke any guaranty of the Obligations, or any such guaranty shall cease to be in full force and effect for any reason whatever, (c) Purchaser for any reason, in good faith, deems itself insecure with respect to the prospect of repayment or performance of the Obligations, (d) Seller shall generally not pay, or shall be unable to pay, or shall admit in writing its inability to pay its debts as such debts become due, (e) Seller shall make an assignment for the benefit of creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets, (f) Seller shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, (g) Seller shall have had any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or an adjudication or appointment is made, (h) Seller shall take any corporate action indicating its consent to, approval of, or acquiescence in any such petition, application, proceeding, or order for relief or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties, (i) Seller shall suffer any such custodianship, receivership, or trusteeship, (j) Seller shall have failed to comply in any respect with the terms and conditions of this ARPA or related documents.  Upon an Event of Default, all of Seller’s rights of access to any online, internet services that Purchaser makes available to Seller, shall be provisional pending Seller’s curing of all such Events of Default.  During such period of time, Purchaser may limit or terminate Seller’s access to Purchaser’s online services.  Seller acknowledges that the information Purchaser makes available to Seller constitutes and satisfies any duty to respond to a Request for an Accounting or Request regarding a Statement of Account that is referenced in § 9-210 of the UCC.

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13.2

Effect of Default.  Upon the occurrence of any Event of Default, Purchaser may:

13.2.1

immediately deem Seller in default under this ARPA, at which time all Obligations shall immediately become due and payable without notice;

13.2.2

exercise any and all other remedies allowed under this ARPA and/or

13.2.3

 to take any action otherwise allowed by law and/or in equity.

13.2.4

In addition, the Delay Discount shall accrue and is payable on demand on any Obligation not paid when due.

13.3

Seller’s Remedy.   Seller’s sole remedy for any breach alleged to have been committed by Purchaser of any obligation or duty owed under the Agreement, any other agreement between Seller and Purchaser or any duty or obligation arising out of or related to this Agreement shall be limited to any amount in the Reserve Account at the time notice of such breach is first given to Purchaser, in writing.  Under no circumstances shall Purchaser be liable for any incidental, special or consequential damages, including, but not limited to, loss of goodwill, loss of profit, or any other losses associated therewith, whether Purchaser did or did not have any reason to know of a loss that may result from any general or particular requirement of Seller.

14.

Account Statement.  Purchaser shall provide Seller with information on the Purchased Accounts and a monthly reconciliation of the factoring relationship relating to billing, collection and account maintenance such as aging, posting, error resolution and mailing of statements.  All of the foregoing shall be in a format and in such detail, as Purchaser, in its sole discretion, deems appropriate including, but not limited to, electronic access on a website hosted by Purchaser.  Purchaser’s books and records shall be admissible in evidence without objection as prima facie evidence of the status of the Purchased Accounts and non-purchased Accounts and Reserve Account between Purchaser and Seller.  Each statement, report, or accounting rendered, issued or other information regularly made available by Purchaser to Seller on any website shall be deemed conclusively accurate and binding on Seller unless within fifteen (15) days after the date of issuance of any written statement or the first of each month as to Purchaser’s website content Seller notifies Purchaser to the contrary by registered or certified mail, setting forth with specificity the reasons why Seller believes such statement, report, accounting or website information is inaccurate, as well as what Seller believes to be correct amount(s) therefore.  Seller’s failure to receive any monthly statement shall not relieve it of the responsibility to request such statement and Seller’s failure to do so shall nonetheless bind Seller to whatever Purchaser’s records or website information would have reported.

15.

Waiver.

15.1

No failure to exercise and no delay in exercising any right, power, or remedy hereunder shall impair any right, power, or remedy which Purchaser may have, nor shall any such delay be construed to be a waiver of any of such rights, powers, or remedies, or any acquiescence in any breach or default hereunder; nor shall any waiver by Purchaser of any breach or default by Seller hereunder be deemed a waiver of any default or breach subsequently

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occurring.  All rights and remedies granted to Purchaser hereunder shall remain in full force and effect notwithstanding any single or partial exercise of, or any discontinuance of action begun to enforce, any such right or remedy.  The rights and remedies specified herein are cumulative and not exclusive of each other or of any rights or remedies that Purchaser would otherwise have.  Any waiver, permit, consent or approval by Purchaser of any breach or default hereunder must be in writing and shall be effective only to the extent set forth in such writing and only as to that specific instance.

15.2

SELLER WAIVES ANY REQUIREMENT THAT PURCHASER INFORM SELLER BY AFFIRMATIVE ACT OR OTHERWISE OF ANY ACCELERATION OF SELLER’S OBLIGATIONS HEREUNDER.  FURTHER, PURCHASER’S FAILURE TO CHARGE OR ACCRUE CHARGES OR FEES AT ANY “DEFAULT” OR “PAST DUE” RATE SHALL NOT BE DEEMED A WAIVER BY PURCHASER OF ITS CLAIM THERETO.

16.

Termination; Effective Date.

16.1

This Agreement shall take effect on the Effective Date set forth on the signature page hereto and shall remain in full force for a period of twelve (12) months (the “Initial Term”). The Agreement shall be automatically extended and renewed for successive one (1) year periods following the Initial Term unless notice of non-renewal is provided by the Seller as hereinafter provided (each such one (1) year period, a “Renewal Term”). Notice of non-renewal under this Agreement must be in writing and delivered to Purchaser by Seller not less than ninety (90) days prior to the conclusion of the Initial Term or any Renewal Term.

16.2

This Agreement may be terminated: by Purchaser at anytime upon ninety (90) days prior written notice of termination to Seller, or, without notice by Purchaser if an Event of Default shall occur.

16.3

Upon the effective date of termination all Obligations of Seller to Purchaser shall become immediately due and payable without further notice or demand irrespective of any maturity dates established prior thereto, and Seller shall be obligated to satisfy all Obligations which shall include the repurchase of all Purchased Accounts as described in Section 5 for a repurchase price equal to the aggregate Obligations to Purchaser on the date of repurchase.  No termination of this Agreement will in any way affect or impair any right of Purchaser arising prior thereto or by reason thereof, nor will any such termination relieve Seller of any duty to Purchaser under, nor deny Purchaser any benefit from, this Agreement or otherwise until all of Obligations have been fully discharged. In recognition of the Purchaser’s right to have its attorneys' fees and other expenses incurred in connection with this Agreement secured by the Collateral, as well as all indemnities of Seller with respect to dishonored payment items and Avoidance Claims, notwithstanding payment in full of all Obligations by Seller, Purchaser shall not be required to record any terminations or satisfactions of any of Purchaser’s liens on the Collateral unless and until Seller has executed and delivered to Purchaser a general release in the form of Exhibit A hereto. Seller understands that this provision constitutes a waiver of its rights under §9-513 of the UCC.

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16.4

In the event that this Agreement is terminated during an Early Termination Period, Seller will pay to Purchaser compensation equal to the total Discounts and Cost of Funds Fee accruing under this Agreement for the ninety day period prior to the date of termination.  Notwithstanding any right to termination compensation under this section, Purchaser’s rights and remedies in the Event of a Default shall be unimpaired.

17.

Amendment.  Neither this ARPA nor any provisions hereof may be changed, waived, discharged or terminated, nor may any consent to the departure from the terms hereof be given, orally (even if supported by new consideration), but only by an instrument in writing signed by all parties to this ARPA.  Any waiver or consent so given shall be effective only in the specific instance and for the specific purpose for which given.

18.

Associated Entities.  In the event Seller’s principal(s) including, but not limited to its officer(s) or director(s), during the term of this Agreement or while Seller remains liable to Purchaser for any Obligations under this Agreement,  directly or indirectly, including acting by, through or in conjunction with any other person, causes to be formed a new entity or otherwise become associated with any new or existing entity, whether corporate, partnership, limited liability company or otherwise in a business similar to or competitive with that of Seller, such entity shall be deemed to have expressly assumed the Obligations due Purchaser under this Agreement.  With respect to any such entity, Purchaser shall be deemed to have been granted Purchaser an irrevocable power of attorney with authority to file, naming such newly formed or existing  entity as Debtor, an initial UCC-1 financing statement and to have it filed with any and all appropriate secretaries of state or other UCC filing offices.  Purchaser shall be held harmless by Seller and its principals and be relieved of any liability as a result of Purchaser’s authentication and filing of any such financing statement or the resulting perfection of its ownership or security interests in such entity’s assets.  Purchaser shall have the right to notify such entity’s Account Debtors of Purchaser’s rights, including without limitation, Purchaser’s right to collect all Accounts, and to notify any creditor of such entity that Purchaser has such rights in such entity’s assets. This paragraph does not apply to the existing entity Billet Wireless, Inc. DBA Billet Electronics.

19.

Conflict.  Unless otherwise expressly stated in any other agreement between Purchaser and Seller, if a conflict exists between the provisions of this ARPA and the provisions of such other agreement, the provisions of this ARPA shall control.

20.

Survival of Agreement, Representations, Warranties and Covenants. All warranties, representations and covenants made by Seller herein or in any other instrument delivered by Seller or on Seller’s behalf in connection with this ARPA shall be considered to have been relied upon by Purchaser and shall survive the purchase of the Purchased Accounts regardless of any investigation made by Purchaser or on Purchaser’s behalf and shall continue in full force and effect so long as any amount due or to become due hereunder is outstanding and unpaid and so long as this ARPA has not terminated.  Specifically, all warranties, representations and covenants made by Seller in this ARPA shall be deemed reaffirmed by Seller upon execution and delivery of each Invoice Delivery Schedule.

21.

Severability.  In the event any one or more of the provisions contained in this ARPA is held to be invalid, illegal or unenforceable in any respect, then such provision shall be

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ineffective only to the extent of such prohibition or invalidity, and the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

22.

Enforcement.  This ARPA and all agreements relating to the subject matter hereof shall be deemed to be the product of negotiation and preparation by and among each party and its respective attorneys, and shall be construed accordingly.

23.

Relationship of Parties.  Purchaser shall at no time be deemed a fiduciary of the Seller, although Seller may be a fiduciary of the Purchaser.

24.

Attorneys Fees.  Seller agrees to reimburse Purchaser on demand for:

24.1

Costs and Expenses.  The actual amount of all costs and expenses, including attorneys' fees, which Purchaser has incurred or may incur in:

24.1.1

negotiating, preparing, or administering this ARPA and any documents prepared in connection herewith, all of which shall be paid contemporaneously with the execution hereof;

24.1.2

any way arising out of this ARPA;

24.1.3

protecting, preserving or enforcing any lien, security interest or other right granted by Seller to Purchaser or arising under applicable law, whether or not suit is brought, including but not limited to the defense of any Avoidance Claims; and

24.1.4

collecting any Accounts from Account Debtors.

24.2

Additional Expenses.  The actual costs, including photocopying (which, if performed by Purchaser's employees, shall be at the rate of $.10/page), travel, and attorneys' fees and expenses incurred in complying with any subpoena or other legal process attendant to any litigation in which Seller is a party;

24.3.

Reciprocal Waiver Provision.  Notwithstanding the existence of any law, statute or rule, in any jurisdiction which may provide Seller with a right to attorney’s fees or costs, Seller hereby waives any and all rights to hereafter seek attorney’s fees or costs hereunder and Seller agrees that Purchaser exclusively shall be entitled to indemnification and recovery of any and all attorney’s fees or costs in respect to any litigation based hereon, arising out of, or related hereto, whether under, or in connection with, this and/or any agreement executed in conjunction herewith, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of either party.

24.4

Enforcement.  The actual amount of all costs and expenses, including attorneys' fees, which Purchaser may incur in enforcing this ARPA and any documents prepared in connection herewith, or in connection with any federal or state

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insolvency proceeding commenced by or against Seller, including those (i) arising out the automatic stay, (ii) seeking dismissal or conversion of the bankruptcy proceeding or (ii) opposing confirmation of Seller's plan thereunder.

25.

JURY TRIAL WAIVER.  IN RECOGNITION OF THE HIGHER COSTS AND DELAY WHICH MAY RESULT FROM A JURY TRIAL, THE PARTIES HERETO WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING HEREUNDER, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

26.

Choice of Law.  This ARPA and all transactions contemplated hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the laws of the State of Texas, without regard to choice of law principals.

27.

Alternative Dispute Resolution.

27.1

Mediation.  In the event of a dispute between the parties concerning any aspect of this ARPA and except for any matters pertaining to Seller’s commission of an Event of Default pursuant to sections 13.1(a), (f), (h), (i), 11.7, 11.10 or 12.4 (“Alternative Dispute Exceptions”), the parties shall first meet within two (2) business days of receipt of any request and, in good faith, seek to resolve the dispute before such party may commence any action, whether arbitration or litigation.  If the parties fail to reach an agreement in the mediation process within five (5) days, then either party may, if it so chooses, commence arbitration or litigation, as this Agreement may allow.  Seller and Purchaser reserve all of their respective rights in the event that no agreed resolution is reached in the mediation procedure and neither party shall be deemed to be precluded from commencing an action for the sole purpose of preventing irreparable harm while the mediation procedure is pending or continuing.

27.2

Arbitration.  Except for the Alternative Dispute Exceptions, any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this provision to arbitrate, shall be governed by the Texas General Arbitration Act, V.T.C.A., Civil Practices and Remedies Code, § 171.001 et seq. or, if interstate commerce is involved and to the extent provided, the Federal Arbitration Act.  Arbitration shall be determined before one arbitrator.  At the option of the first to commence an arbitration, the arbitration shall be administered either by JAMS pursuant to its Streamlined Arbitration Rules and Procedures, or by the American Arbitration Association pursuant to its Commercial Arbitration Rules.  Judgment on the award may be entered in any court having jurisdiction.  In addition to the Exempt Areas, this clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction.

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27.3

Without prejudice to any party or this arbitration provision, any of the parties may petition an appropriate court of competent jurisdiction for any temporary or preliminary relief, such as for an injunction or garnishment.  The filing for such relief shall not be considered a waiver of the right to arbitration under this provision.  Alternatively, pending arbitration, any provisional remedy which would be available from a court of law shall be available to the parties to this Agreement from the arbitrators.

28.

Notice.  Any notice or communication required or permitted hereunder shall be deemed to be delivered, whether actually received or not, when deposited in the United States mail, postage fully prepaid, registered or certified mail, and addressed to the intended recipient at the address on the signature page of this ARPA.  Any address for notice may be changed by written notice delivered as provided herein.

29.

Determination of Purchase Price.  The Purchase Price of the Accounts has been determined pursuant to negotiations between Purchaser and Seller and represents the fair market value thereof, after due consideration has been given to the nature of the Accounts, the probability of prompt collection thereof, the credit worthiness of the Account Debtor, the payment history of the Account Debtor and other economical factors relative to the Accounts. Further, in arriving at the Purchase Price, consideration has been given to services rendered and services that will be rendered in the future by Purchaser in connection with credit investigations of Account Debtor, supervising the ledgering of accounts purchased, supervising the collection of accounts purchased, and the assumption of certain credit risks.  The parties hereto acknowledge that the purchase of the Accounts by Purchaser constitutes an outright conveyance by the Seller to Purchaser.

30.

Power of Attorney.  For so long as any Obligations are owed under this ARPA or any Accounts remain outstanding, Purchaser is hereby irrevocably authorized as Seller’s Attorney-in-Fact, with full authority in the place of Seller and in the name of Seller or otherwise, in Purchaser’s discretion, to take any action and to execute any instrument which Purchaser may deem necessary or advisable to accomplish the purposes of this ARPA, including, without limitation:

30.1

Endorsement.  To endorse in the name of Seller, and to take all actions necessary to collect for deposit to Purchaser’s account, all checks, drafts and other forms of trade acceptances, negotiable instruments and other forms of payment (hereinafter collectively referred to as the “Payments”) which are tendered in payment of Accounts or in payment of insurance claims relating to the Accounts, or which are received by Purchaser.  The authorization includes, without limitation, the power to open, cash, endorse, deposit and otherwise collect all such Payments in the event they are not made payable to Purchaser;

30.2

Contact Account Debtors.  To contact Account Debtors at any time in order to verify and/or collect Accounts;

30.3

Contact IRS.

To contact the Internal Revenue Service and other State and local taxing authorities in order to ascertain Seller’s tax liability;

30.4

Insurance.  To obtain and adjust insurance required to be paid to Purchaser;

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30.5

With Regard to Accounts.  To ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Accounts;

30.6

Filings.  To file, at Seller’s expense, any claims or take any action or institute any proceedings which Purchaser may deem necessary or desirable for the collection of any of the Accounts or any of the collateral securing payment of the Accounts or otherwise to enforce the rights of Purchaser with respect to the Accounts.

This Power of Attorney is irrevocable and coupled with an interest.  Seller hereby acknowledges that Seller is not entitled to any notice, demand or presentation with respect to payment of any Account and agrees that Purchaser may extend or renew from time to time the payment of any Account without notice to or consent by Seller.

31.

No Obligation to Purchase Further Receivables.  Seller specifically acknowledges and agrees that, anything herein to the contrary notwithstanding, Purchaser has the right to approve or reject any or all future accounts receivable proposed for sale under this ARPA IN ITS SOLE DISCRETION, and no course of conduct or prior course of dealing shall establish any commitment, obligation or agreement to purchase future accounts receivable.

32.

Headings, Construction.  The headings contained in this ARPA are for reference purposes only and shall not modify or affect the terms of this ARPA in any manner.

33.

Saturday, Sunday or Legal Holiday.  If any day provided in this ARPA for the performance of any obligation should fall on a Saturday, Sunday or Legal Holiday, the compliance with such obligation or delivery shall be deemed acceptable on the next business day following such day.

34.

Receipt of Payment.  Any payment received by Purchaser on a Saturday, Sunday or day on which DSCH Capital Partners, LLC dba Far West Capital doing business in the State of Texas are closed for regular business (a “Legal Holiday”), or any payment that is received by Purchaser after 3:00 p.m., shall be deemed received on the next day that is not a Saturday, Sunday or Legal Holiday.

35.

Submission to Jurisdiction.

35.1

TRAVIS COUNTY.  ANY LEGAL ACTION OR PROCEEDING (INCLUDING ANY ALTERNATIVE DISPUTE RESOLUTION METHOD AS DESCRIBED IN SECTION 27) WITH RESPECT TO THIS ARPA OR ANY OTHER DOCUMENTS TO WHICH SELLER AND PURCHASER ARE A PARTY MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES LOCATED IN TRAVIS COUNTY, TEXAS AND, BY EXECUTION AND DELIVERY OF THIS ARPA, SELLER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF SELLER’S PROPERTY, UNCONDITIONALLY, THE

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JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING.  SELLER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SELLER PURSUANT TO SECTION 28, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING.  NOTHING IN THIS ARPA SHALL AFFECT THE RIGHT OF PURCHASER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST SELLER IN ANY OTHER JURISDICTION.

35.2

VENUE.  SELLER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH SELLER MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS ARPA BROUGHT IN THE COURTS REFERRED TO IN THIS SECTION 35 AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH ACTION THAT SUCH ACTION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

36.

Use of Facsimiles.  The parties acknowledge and agree that it is anticipated that execution of this ARPA, as well as schedules or other documents executed in connection herewith, may be evidenced by facsimile signatures, and such documents containing facsimile signatures shall be of the same force and effect as if original signatures had been obtained.

37.

Counterparts.  This ARPA may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument.  Delivery of an executed counterpart of the signature page to this ARPA by facsimile shall be effective as delivery of a manually executed counterpart of this ARPA, and any party delivering such an executed counterpart of the signature page to this ARPA by facsimile to any other party shall thereafter also promptly deliver a manually executed counterpart of this ARPA to such other party, provided that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this ARPA.

38.

Entire ARPA.  This ARPA contains the entire understanding and agreement between the parties, and supersedes all other prior or contemporaneous agreements and understandings between the parties, verbal or written, express or implied, relating to the subject matter hereof.  No promises, warranties, representations, or understandings of any kind have been made by Purchaser or any third party that are not contained in this ARPA.  No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be allowable in order to supplement or modify any terms of this ARPA.

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IN WITNESS WHEREOF, the Parties have executed this agreement on the day and year first above written.

PURCHASER:

DSCH CAPITAL PARTNERS, LLC

DBA FAR WEST CAPITAL

By: _________________________________

Name: _______________________________

Title: ________________________________

Address:  4601 Spicewood Springs Road

               Building 2, Suite 200

               Austin, TX 78759

SELLER: Probe Manufacturing, Inc. By: _________________________________ Name: Kambiz Mahdi Title: CEO Address: 17475 Gillette Ave. Irvine, CA 92614

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EXHIBIT A

GENERAL RELEASE

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, the undersigned and each of them (collectively "Releasor") hereby forever releases, discharges and acquits DSCH Capital Partners, LLC dba Far West Capital ("Releasee"), its parent, officers, directors, shareholders, agents and employees, of and from any and all claims of every type, kind, nature, description or character, and irrespective of how, why, or by reason of what facts, whether heretofore existing, now existing or hereafter arising, or which could, might, or may be claimed to exist, of whatever kind or name, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, each as though fully set forth herein at length, to the extent that they arise out of or are in way connected to or are related to that certain Accounts Receivable Purchase Agreement of even date herewith.

Releasor agrees that the matters released herein are not limited to matters which are known or disclosed.

Releasor acknowledges that factual matters now unknown to it may have given or may hereafter give rise to Claims which are presently unknown, unanticipated and unsuspected, and it acknowledges that this Release has been negotiated and agreed upon in light of that realization and that it nevertheless hereby intends to release, discharge and acquit the Releasee from any such unknown Claims.

Acceptance of this Release shall not be deemed or construed as an admission of liability by any party released.

Releasor acknowledges that either (a) it has had advice of counsel of its own choosing in negotiations for and the preparation of this release, or (b) it has knowingly determined that such advice is not needed.

DATED: February 18, 2011

Individual Releasor:

/s/ Kambiz Mahdi

Kambiz Mahdi

Entity Releasor:

Probe Manufacturing, Inc.

By: /s/ Kambiz Mahdi

Name:

Kambiz Mahdi

Title:

CEO

Footnotes

1 Although a writing is referenced in this definition, no writing is required under § 2.1.4, only Far West’s payment of the Purchase Price.